PARTNERSHIP INTEREST TRANSFER RESTRICTION AGREEMENT
                                      AMONG
                    WASHINGTON NEUROLOGY ASSOCIATES, L.L.P.,
                    a Maryland Limited Liability Partnership,
                           MEDI-CEN MANAGEMENT, INC.,
                             a Maryland Corporation
                             P. STEVEN MACEDO, M.D.,
                                       AND
                              ILENE S. MACEDO, M.D.




                                December 31, 1997


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               PARTNERSHIP INTEREST TRANSFER RESTRICTION AGREEMENT

     THIS AGREEMENT made as of the 31st day of December 1997, by and among Washington Neurology Associates, L.L.P., a Maryland limited liability partnership (the "Partnership"), Medi-Cen Management, Inc. a Maryland corporation ("MMI"), P. Steven Macedo, M.D. and Ilene S. Macedo, M.D. (individually, the "Partner" and together the "Partners").

                              W I T N E S S E T H:

     WHEREAS,   each  Partner  owns  a  fifty  percent  (50%)  interest  in  the
Partnership;

     WHEREAS, the Partnership and the Partners believe that it is in the best interest of the Partnership to restrict the transferability of the interests in the Partnership.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties covenant and agree as follows:

     1. Restrictions On Partnership) Interests. Except as otherwise provided herein, the Partners shall not sell, assign, transfer, gift, pledge, hypothecate, encumber or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, any partnership interests of the Partnership which the Partners now own or may hereafter acquire (the "Partnership Interests").


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     2. Automatic Transfer of Partnership Interests in Certain Events.

          (a) By execution of this Agreement, each Partner hereby agrees that each Partner's Partnership Interest (or the Partnership Interest of either Partner's heir, executor, administrator, personal representative, estate, testamentary beneficiary, donee, trustee in bankruptcy, successor or assignee of the Partners) shall be transferred, or deemed transferred, to the Designated Transferee (defined below) without further action by the Partners upon the occurrence any of the following events (each a "Transfer Event"):

               (i) the date of death of a Partner;

               (ii) the date a Partner is determined by a court of competent jurisdiction to be incompetent, or permanently disabled so as to be unable to render any professional services on behalf of the Partnership;

               (iii) the date a Partner becomes disqualified under applicable law to be a partner of the Partnership;

               (iv) the date upon which any of the Partnership Interests held by the Partners are transferred or attempted to be transferred voluntarily, involuntarily by operation of law or otherwise to any person; or

               (v) the date of filing any petition for or other document causing or intended to cause a judicial,


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          administrative,   voluntary   or   involuntary   dissolution   of  the
          Partnership.

          (b) Transfer of Partnership Interests. Upon the occurrence of a Transfer Event with respect to the Partners, subject to the terms set forth below, the Partnership Interest held by such Partner or his or her successors and assigns shall be immediately transferred, or deemed transferred, to the Designated Transferee without further action by the
     Partner:

               (i) The purchase price for the Partnership Interest transferred to the Designated Transferee pursuant to this Section 2 shall be fair market value as is determined by the mutual agreement of the affected parties.

               (ii) Payment of the purchase price for the Partnership Interest shall be made to the Partner in cash or by certified or cashiers check. The time for payment of the purchase price for the Partnership Interest hereunder shall be at 10:00 a.m. on the first business day following receipt by the Designated Transferee of notice of such Transfer Event (provided, however, that in the absence of such notice, the Designated Transferee shall upon becoming aware of any such Transfer Event promptly notify the Partners and the Partnership of such Transfer Event and tender to the Partner the purchase price for the Partnership Interest). The Designated Transferee shall

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          tender the purchase price at the principal office of the Partnership.

               (iii) Notwithstanding anything to the contrary herein, upon the occurrence of a Transfer Event, the Partnership Interest will be immediately transferred, or deemed transferred, to the Designated Transferee effective upon the date of such Transfer Event irrespective of the date of payment for such Partnership Interest.

          (c)   Definition.   For  purposes  of  this   Agreement,   "Designated
     Transferee" shall mean an individual, designated by MMI, and otherwise meeting the qualifications for ownership of the Partnership Interest.


     3. Other Matters. After occurrence of a Transfer Event, the Partner, and any person who acquires the Partnership Interest, other than the Designated Transferee, shall neither have nor exercise any right or privilege as a Partner of the Partnership, including any right to receive any unallocated or undistributed income.

     4. Amendment of Partnership Agreement. This Agreement amends the terms of the Amended and Restated Certificate of Limited Liability Partnership of Washington Neurology Associates, L.L.P., Washington Neurology Associates Limited Liability Partnership Agreement dated March 21, 1997, and filed March 27, 1997. Accordingly, Partners warrant that they will


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file a Second Amended and Restated Certificate of Limited Liability  Partnership
within   sixty  (60)  days  of  the  date  of  this   Agreement   limiting   the
transferability   of  their  Partnership   Interests  in  accordance  with  this
Agreement.

     5. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) telexed, telecopied or made by facsimile transmission, (iii) sent by overnight courier, or (iv) sent by certified or registered mail, return receipt requested, postage prepaid.

If to the Partnership:
Washington Neurological Associates, L.L.P.
5530 Wisconsin Avenue
Suite 1248
Chevy Chase, Maryland 20815

If to the Partners:
P. Steven Macedo, M.D.
Ilene S. Macedo, M.D.
6305 Mountain Branch Court
Bethesda, Maryland 20815

If to MMI:
Medi-Cen Management, Inc.
5110 Ridgefield Road
Bethesda, Maryland 20816

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party


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at the address of such party set forth  above,  (ii) if telexed,  telecopied  or made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next day following the day such mailing is made (or in the case that such mailing is made on Saturday, on the immediately following Monday), or
(iv) if sent by certified or registered mail, on the 3rd day following the time of such mailing thereof to such address (or in the case that such 3rd day is a Sunday, on the immediately following Monday).

     6. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their authorized successors or assigns. The rights of any party hereunder may not be assigned without the consent of the remaining parties hereto.

     7. Third Party Beneficiary. The parties hereto acknowledge that the Designated Transferee, if and when he or she becomes a Designated Transferee, shall have standing to enforce the provisions of this Agreement.

     8. Governinq Law. This Agreement, the rights and obligations hereunder, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland.


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     9. Complete  Aqreement.  All understandings  and agreements  heretofore had between the parties hereto with respect to the transactions  contemplated hereby
are  merged  into  this   Agreement,   and  this  Agreement   reflects  all  the
understandings of the parties with respect to such transactions.

     10. Captions. The section titles or captions in this Agreement are for convenience of reference only. They shall not be considered to be a part of this Agreement, and they in no way define, limit, extend or describe the scope or intent of any provision hereof.

     11. Modification. This Agreement cannot be modified, extended or amended except by written agreement signed by all of the parties hereto.

     12. Arbitration. Any dispute regarding the meaning and interpretation of this Agreement shall be submitted to arbitration. The parties hereto agree that all disputes arising under this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association in the State of Maryland (the "Association"), then in effect, before a single arbitrator chosen by mutual agreement of the parties or, if the parties are unable to agree on an arbitrator, by the Association. A determination of the dispute by the arbitrator shall be final and binding on the parties to the extent provided by law. The cost of the arbitration, other


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than attorney's and consultancy fees, shall be borne equally by the parties.

     13. Confidentiality. The existence and the terms and conditions of this Agreement are confidential and shall not be disclosed to any third party by any party to this Agreement without the prior written consent of all other parties to this Agreement.

     14. Counterparts. This Agreement may be executed in two or more counterparts and each counterpart, when so executed and delivered shall constitute a complete and original instrument, and it shall not be necessary when making proof of this Agreement or any counterpart thereto to produce or account for any other counterparts.


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           IN WITNESS WHEREOF, the parties have executed this Agree-
  ment as a sealed instrument on the date first written above.

                                      Washington Neurology Associates, L.L.P.

                                      By: /s/ P. Steven Macedo, Partner 12/31/97
                                         ---------------------------------------
                                         P. Steven Macedo, Partner

                                      By: /s/ Ilene S. Macedo, Partner 12/31/97
                                         ---------------------------------------
                                         Ilene S. Macedo, Partner

                                      Medi-Cen Management, Inc.

                                      By: /s/ Mickey Macedo, CEO 12/31/97
                                         ---------------------------------------
                                         Mickey Macedo, CEO

                                      By: /s/ P. Steven Macedo, M.D. 12/31/97
                                         ---------------------------------------
                                         P. Steven Macedo, M.D.,
                                         Individually

                                      By: /s/ Ilene S. Macedo, M.D.12/31/97
                                         ---------------------------------------
                                         Ilene S. Macedo, M.D.
                                         Individually


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